UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 4, 2004

Host Marriott Corporation

(Exact name of registrant as specified in its chapter)

Maryland	001-14625	53-0085950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Item 5. Other Events

On August 4, 2004, Host Marriott Corporation (the “Company”) announced that Host Marriott, L.P., for whom the Company acts as sole general partner, closed on its $350 million in aggregate principal amount of 7% Senior Notes due 2012. The notes were offered in a private placement to qualified institutional buyers pursuant to rule 144A under the Securities Act of 1933, as amended. The net proceeds of the offering will be used to redeem $336 million of Host Marriott, L.P.’s existing 7 7/8% Series B Senior Notes due 2008 and to pay related fees and expenses. A copy of the news release issued by the Company is attached as an Exhibit to this Current Report on Form 8-K.

Item 7. Exhibit

(c) Exhibit

Exhibit No.	Description
99.1	Host Marriott Corporation news release dated August 4, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST MARRIOTT CORPORATION

August 4, 2004	By:	/s/ LARRY K. HARVEY
	Name:	Larry K. Harvey
	Title:	Senior Vice President and Corporate Controller

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